UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 6, 2020
TYSON FOODS, INC.
(Exact name of Registrant as specified in its charter)

001-14704
(Commission File Number)

Delaware			71-0225165
(State or other jurisdiction of incorporation or organization)			(I.R.S. Employer Identification No.)

2200 West Don Tyson Parkway,	Springdale,	Arkansas	72762-6999
(Address of Principal Executive Offices)			(Zip Code)

(479) 290-4000
(Registrant's telephone number, including area code)

Not applicable
(Former name, former address and former fiscal year, if applicable)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class			Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock	Par Value	$0.10	TSN	New York Stock Exchange
Class B stock is not publicly listed for trade on any exchange or market system. However, Class B stock is convertible into Class A stock on a share-for-share basis.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Company’s board of directors (the “Board”) adopted the Sixth Amended and Restated By-Laws of Tyson Foods, Inc. (the “Amended By-Laws”), effective February 6, 2020. The following is a summary of the provisions changed by adoption of the Amended Bylaws, which is qualified in its entirety by reference to the Amended Bylaws filed as Exhibit 3.1 hereto:

(i)	The Board may appoint one or more Vice Chairmen to have such duties and responsibilities as the Board may determine from time to time;

(ii)	The Chairman shall be a member of the Board’s Executive Committee;

(iii)	The Chairman shall be a member of the proxy committee at any meeting of the Company’s stockholders which votes any proxies received in the name of and on behalf of the stockholders;

(iv)	The Chief Executive Officer’s appointment and removal powers are commensurate with those of the President;

(v)
The Chief Executive Officer, if such officer is a director, is not empowered (1) to preside at Board and stockholder meetings during the absence or disability of the Chairman and (2) exercise all the powers and discharge all the duties of the President during the absence or disability of the President;

(vi)	Electronic signatures and notification methods may be permitted in certain instances; and

(vii)	Stylistic updates have been incorporated.

Item 5.07. Submission of Matters to a Vote of Security Holders

The annual meeting of the shareholders of Tyson Foods, Inc. (the “Company”) was held on February 6, 2020. Matters voted on by shareholders included (i) the election of directors to the Company’s board of directors, (ii) ratification of the Company’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 3, 2020, (iii) a non-binding, advisory vote to approve the Company’s named executive officers’ compensation, (iv) a shareholder proposal to request a report disclosing the Company’s policy and procedures, expenditures, oversight, and other activities related to lobbying and grassroots lobbying communications and the Company’s membership in certain tax-exempt organizations (“Proposal 1”), (v) a shareholder proposal to request a report disclosing the Company’s human rights due diligence process (“Proposal 2”), and (vi) a shareholder proposal to adopt a policy requiring senior executives to retain at 25% of net after-tax shares awarded (“Proposal 3”). A shareholder proposal to request a report on deforestation impacts from the Company’s supply chain was withdrawn prior to the meeting. The results of the shareholders’ votes are reported below.

(i)	Election of directors:

Directors	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
John Tyson	924,094,416	6,950,656	106,051	22,279,663
Gaurdie E. Banister Jr.	900,585,375	30,429,164	136,584	22,279,663
Dean Banks	925,331,958	5,699,564	119,601	22,279,663
Mike Beebe	898,933,056	32,091,329	126,738	22,279,663
Mikel A. Durham	899,416,838	31,604,623	129,662	22,279,663
Jonathan Mariner	930,679,030	339,468	132,625	22,279,663
Kevin M. McNamara	922,588,880	8,435,324	126,919	22,279,663
Cheryl S. Miller	929,657,878	1,380,060	113,185	22,279,663
Jeffrey K. Schomburger	929,220,241	1,801,824	129,058	22,279,663
Robert Thurber	894,468,058	36,556,455	126,610	22,279,663
Barbara A. Tyson	783,831,450	147,205,395	114,278	22,279,663
Noel White	927,389,424	3,647,461	114,238	22,279,663

(ii)	Ratification of the Company’s independent registered public accounting firm:

Votes For	949,997,035
Votes Against	3,288,695
Votes Abstained	145,056

(iii)	Non-binding, advisory approval of the Company’s named executive officers’ compensation:

Votes For	913,043,596
Votes Against	17,610,929
Votes Abstained	496,598
Broker Non-Votes	22,279,663

(iv)	Proposal 1:

Votes For	136,313,744
Votes Against	794,001,208
Votes Abstained	836,171
Broker Non-Votes	22,279,663

(v)	Proposal 2:

Votes For	135,654,900
Votes Against	794,222,731
Votes Abstained	1,273,492
Broker Non-Votes	22,279,663

(vi)	Proposal 3:

Votes For	62,754,889
Votes Against	867,952,861
Votes Abstained	443,373
Broker Non-Votes	22,279,663

Item 8.01. Other Events

Effective February 6, 2020, the Board of Directors appointed Kevin McNamara as Vice Chairman of the Board. The Vice Chairman’s duties include:

(i)	Taking on additional duties and responsibilities to assist the chairman with board matters;

(ii)	Supporting the executive team on company matters; and

(iii)	Focusing on key strategic initiatives.
In connection with Mr. McNamara’s appointment, the Board’s Compensation and Leadership Development Committee also approved the compensation for Mr. McNamara to include, in addition to his existing compensation as a director and lead independent director, an annual retainer of $125,000 and an annual grant of deferred Class A Common Stock equal to $110,000 valued as of the grant date.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
3.1	Sixth Amended and Restated By-Laws of the Company
104	Cover Page Interactive Data File formatted in iXBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

Date: February 12, 2019	By:	/s/ R. Read Hudson

	Name:	R. Read Hudson
	Title:	Senior Vice President, Associate General Counsel and Secretary

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